Exhibit 10.16

FIRST AMENDMENT

TO

CONVERTIBLE DEBENTURE DATED May 8, 2014

This Amendment, effective as of May 12, 2014, is to that certain Convertible Debenture (the "Debenture") dated May 8, 2014 of Players Network Inc., a Nevada corporation ("Borrower") in favor of Group 10 Holdings LLC ("Holder").

In consideration of the mutual promises herein contained and for other good and valuable consideration, receipt whereof is hereby acknowledged, the parties agree to amend the Debenture as follows with immediate effect:

1.	In Section 2.2, in sentence nine "Three Cents (0.03)" are deleted and replaced by "Four and a half (0.045)"

2.	Holder hereby represent and warrants that it has made no previous assignment of the Debenture, in whole or in part, and remains the sole owner of all legal and beneficial right in, to and under the Debenture.

3.	The parties will promptly deliver a copy of this Amendment to Borrower's stock transfer agent and instruct the transfer agent to honor the terms of this Amendment.

4.	Except as amended by this Amendment, the Debenture shall remain in effect as written.

IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.

Players Network INC.

By /s/ Mark Bradley

Name: Mark Bradley

Title: CEO

GROUP 10 HOLDINGS, INC.

By /s/ Adam Wasserman

Adam Wasserman, Manager